EXHIBIT 21

NEWELL RUBBERMAID INC. AND SUBSIDIARIES

SIGNIFICANT SUBSIDIARIES

NAME	STATE OR JURISDICTION of ORGANIZATION
Berol Corporation	Delaware
Calphalon Corporation	Ohio
Expo Inc.	Delaware
Goody Products, Inc.	Delaware
Graco Children’s Products Inc.	Delaware
Irwin Industrial Tool Company	Delaware
Marsty Holdings Inc.	Delaware
Marsty L.L.C.	Delaware
Newell Finance Company	Delaware
Newell Investments Inc.	Delaware
Newell Operating Company	Delaware
Newell Window Furnishings, Inc.	Delaware
NRI Insurance Company	Vermont
PSI Systems, Inc.	California
Rubbermaid Europe Holding Inc.	Delaware
Rubbermaid Incorporated	Ohio
Rubbermaid Texas Limited	Texas
Rubfinco Inc.	Delaware
Sanford, L.P.	Illinois
Sanford Brands Venezuela, L.L.C.	Delaware
Amerock Hardware Systems de Mexico, S. de R.L. de C.V.	Mexico
Aprica Children’s Products KK	Japan
Newell Rubbermaid Servicios de Mexico, S. de R.L. de C.V.	Mexico
Comercial Berol, S. de R.L. de C.V.	Mexico
DYMO BVBA	Belgium
DYMO Finance SPRL	Belgium
DYMO Holdings SPRL	Belgium
Fountain Holdings Limited	United Kingdom
Irwin Industrial Tool Company Limited	United Kingdom
Irwin Industrial Tool Company Pty. Ltd.	Australia
Irwin Industrial Tool Ferramentas do Brasil Ltda.	Brazil
Irwin Industrial Tools GmbH	Germany
Newell (1995)	United Kingdom
Newell (Cayman) Ltd.	Cayman Islands
Newell Australia Pty. Limited	Australia
Newell Holdings Limited	United Kingdom
Newell Industries Canada Inc.	Canada
Newell International Finance Co.	Scotland
Newell Investments France SAS	France

Newell Limited	United Kingdom
Newell Luxembourg Finance S.a.r.l.	Luxembourg
Newell Mauritius Holding Company	Mauritius
Newell Rubbermaid (Thailand) Co., Ltd.	Thailand
Newell Rubbermaid Asia Pacific Limited	Hong Kong
Newell Rubbermaid Belgium NV	Belgium
Newell Rubbermaid Brasil Ferramentas e Equipamentos Ltda.	Brazil
Newell Rubbermaid Caymans Holding Co.	Cayman Islands
Newell Rubbermaid Denmark A/S	Denmark
Newell Rubbermaid Europe Sarl	Switzerland
Newell Rubbermaid German Holding GmbH	Germany
Newell Rubbermaid Japan Ltd.	Japan
Newell Rubbermaid Luxembourg S.a.r.l.	Luxembourg
Newell Rubbermaid Poland S.A.	Poland
Newell Rubbermaid Sweden AB	Sweden
Newell SPRL	Belgium
Newell Tools Netherlands B.V.	Netherlands
Newell Window Furnishings, de Mexico S. de R.L. de C.V.	Mexico
NR Canada Inc.	Canada
NR Capital Co.	Canada
NR Investment Co.	Canada
NRH Limited	Hong Kong
Parker Pen (Shanghai) Limited	China
Parker Pen Company	United Kingdom
Parker Pen Holdings	United Kingdom
Polyhedron Holdings Limited	United Kingdom
Reynolds	France
Rubbermaid C.V.	Barbados
Newell Rubbermaid Middle East FZE	UAE
Sanford Colombia S.A.	Colombia
Sanford Ecriture SAS	France
Sanford GmbH	Germany
Sanford Italy S.r.l.	Italy
Sanford OOO	Russia
Technical Concepts Bentfield B.V.	Netherlands
Technical Concepts International Limited	United Kingdom
Technical Concepts Luxembourg S.a.r.l.	Luxembourg
Waterman SAS	France